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                                   Exhibit 21



        Subsidiaries of Carolina First BancShares, Inc.  Jurisdiction of
        -----------------------------------------------  ---------------
                                                         Incorporation
                                                         ---------------

        Cabarrus Bank of North Carolina                  North Carolina
         Concord, North Carolina

        Carolina First Mortgage Corp.                    North Carolina
         Mooresville, North Carolina

        Carolina First Financial Services Corp.          North Carolina
         Mooresville, North Carolina

        Lincoln Bank of North Carolina, Inc.             North Carolina
         Lincolnton, North Carolina
